Exhibit 10.1
CHANGE IN TERMS AGREEMENT

Principal $300,000.00	Loan Date 03-20-2009	Maturity 09-01-2009	Loan No. 11001	Call/Coll 182/802	Account E0000085385	Officer sxt1u	Initials /s/ SDT
References in the boxes above are for Lenders use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing "**" has been omitted due to text length limitations.

Borrower:	ADCO Surgical Supply, Inc. 1292 Hammond Street Bangor, ME 04401	Lender:	KeyBank National Association ME-CBB-Bangor Kay Plaza 23 Water Street Bangor, ME 04401

Principal Amount: $300,000.00	Date of Agreement: March 20, 2009

DESCRIPTION OF EXISTING INDEBTEDNESS. Obligor No.: 0000085385.
Obligation No.: 0000011001.
Original Promissory Note dated October 6, 2006, in the principal amount of $300,000.00.

DESCRIPTION OF CHANGE IN TERMS. The maturity date of the Loan is hereby extended to September 1, 2009.

The Index currently is 3.25% per annum. The interest rate to be applied to the unpaid principal balance of this Note will be at a rate of 2.00 percentage point(s) over the Index, resulting in an initial rate of 5.25% per annum. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lenders right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s).  It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement.  If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT. BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

CHANGE IN TERMS SIGNERS:

ADCO SURGICAL SUPPLY, INC.

By:   /s/ Mark Dumouchel
         Mark Dumouchel, President of ADCO Surgical Supply, Inc.

NYER MEDICAL GROUP, INC., GUARANTOR

By:   /s/ Mark Dumouchel
         Mark Dumouchel, President of Nyer Medical Group, Inc., Guarantor